Exhibit 10.31

FIFTH AMENDMENT TO EMPLOYMENT AND
NON-COMPETITION AGREEMENT

This Fifth Amendment is made as of the 1st day of July 2011, by and between DAVID M. DeMEDIO (“DeMedio”), and USA TECHNOLOGIES, INC., a Pennsylvania corporation (“USA”).

Background

USA and DeMedio entered into an Employment And Non-Competition Agreement dated April 12, 2005, a First Amendment thereto dated May 11, 2006, a Second Amendment thereto dated March 13, 2007, a Third Amendment thereto dated September 22, 2008, and a Fourth Amendment thereto dated April 14, 2011, and USA has issued a letter to DeMedio dated September 14, 2009 (collectively, the “Employment Agreement”). As more fully set forth herein, the parties desire to amend the Employment Agreement in certain respects.

Agreement

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.           Amendment.

A. Subsection (a) of SECTION 2. Compensation and Benefits of the Employment Agreement is hereby deleted and the following new subsection (a) substituted in its place:

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(a) In consideration of his services rendered, commencing on July 1, 2011, USA shall pay to DeMedio a base salary of $220,000 per year during the Employment Period, subject to any withholding required by law. DeMedio’s base salary may be increased from time to time in the discretion of the Board of Directors.

2.           Modification.  Except as otherwise specifically set forth in Paragraph 1, the Employment Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the day and year first above written.

/s/David M. DeMedio
DAVID M. DEMEDIO

USA TECHNOLOGIES, INC.

By:	/s/George R. Jensen, Jr.
George R. Jensen, Jr.,
Chief Executive Officer

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